                             PLAN OF REORGANIZATION
                            Equity Income Fund I and
                               Equity Income Fund

     The Board of  Directors  of  Principal  Investors  Fund,  Inc.,  a Maryland
corporation  (the "Fund"),  deems it advisable  that the Equity Income Fund I of the Fund (the  "Acquiring  Fund")  and the Equity  Income  Fund of the Fund (the
"Acquired Fund") engage in the reorganization described below.

     The Acquired Fund will transfer to the  Acquiring  Fund,  and the Acquiring
Fund will acquire from the Acquired Fund, all of the assets of the Acquired Fund on  the  Closing  Date  and  will  assume  from  the  Acquired  Fund  all of the liabilities  of the Acquired  Fund in exchange for the issuance of the number of shares of the Acquiring Fund determined as provided in the following paragraphs, which shares will be subsequently  distributed  pro rata to the  shareholders of the Acquired Fund in complete  liquidation  and termination of the Acquired Fund and in exchange for all of the Acquired Fund's outstanding  shares. The Acquired
Fund will not issue,  sell or transfer any of its shares after the Closing Date, and only redemption  requests received by the Acquired Fund in proper form prior to the Closing Date shall be fulfilled by the Acquired Fund. Redemption requests received  by the  Acquired  Fund  thereafter  will be  treated as  requests  for redemption of those shares of the Acquiring Fund allocable to the shareholder in question.

     The Acquired Fund will declare to its shareholders of record on or prior to the Closing Date a dividend or dividends which,  together with all previous such dividends,  shall have the effect of distributing to its shareholders all of its income (computed  without regard to any deduction for dividends paid) and all of its net realized capital gains, if any, for the current taxable year through the
Closing Date.

     On the Closing Date,  the Acquiring  Fund will issue to the Acquired Fund a number  of full  and  fractional  shares  of  each  corresponding  class  of the
Acquiring  Fund,  taken at their then net asset value,  having an aggregate  net asset value equal to the aggregate value of the net assets of the  corresponding class of shares of the Acquired Fund.  The aggregate  value of the net assets of the Acquired Fund and the Acquiring Fund shall be determined in accordance  with the then  current  Prospectus  of the  Acquiring  Fund as of close of  regularly scheduled  trading on the New York Stock  Exchange on the Closing Date.  Class A
shares of the Acquiring Fund  correspond to Class A shares of the Acquired Fund, and Class B shares of the  Acquiring  Fund  correspond  to Class B shares of the
Acquired Fund.

     The transactions contemplated in this Plan shall not be effected unless the
Acquiring  Fund has  previously  acquired  substantially  all the  assets of the
Equity  Income Fund of WM Trust I (the "WM  Acquisition")  and shall be effected immediately after the WM Acquisition.  For purposes of the preceding  paragraph, the  aggregate  net assets of the  Acquiring  Fund shall mean the  aggregate net assets of the Acquiring Fund after the WM Acquisition.

     The closing of the  transactions  contemplated in this Plan (the "Closing")
shall  be held at the  offices  of  Principal  Management  Corporation,  680 8th
Street,  Des Moines,  Iowa  50392-2080 at 3:00 p.m.  Central Time on January 12,
2007, or on such earlier or later date as fund  management  may  determine.  The date on which the  Closing is to be held as provided in this Plan shall be known as the "Closing Date."

     In the event that on the  Closing  Date (a) the New York Stock  Exchange is
closed for other than customary  weekend and holiday  closings or (b) trading on said Exchange is  restricted or (c) an emergency  exists as a result of which it is not  reasonably  practicable  for the Acquiring  Fund or the Acquired Fund to fairly  determine  the value of its assets,  the Closing Date shall be postponed until the first  business  day after the day on which  trading  shall  have been fully resumed or to such other date determined by fund management.

     As soon as  practicable  after the  Closing,  the  Acquired  Fund shall (a)
distribute  on a pro rata basis to the  shareholders  of record of each class of shares of the  Acquired  Fund at the close of business  on the Closing  Date the shares of the corresponding class of the Acquiring Fund received by the Acquired
Fund at the  Closing in  exchange  for all of the  Acquired  Fund's  outstanding shares,  and (b) be liquidated in accordance  with applicable law and the Fund's
Articles of Incorporation.

     For  purposes  of the  distribution  of  shares  of the  Acquiring  Fund to shareholders  of the Acquired Fund, the Acquiring Fund shall credit on its books an  appropriate  number of  shares to the  account  of each  shareholder  of the
Acquired Fund. No certificates  will be issued for shares of the Acquiring Fund.
After the Closing Date and until surrendered,  each outstanding certificate,  if any, which, prior to the Closing Date,  represented shares of the Acquired Fund, shall be deemed for all  purposes of the Fund's  Articles of  Incorporation  and
Bylaws to evidence the appropriate  number of shares of the Acquiring Fund to be credited  on the books of the  Acquiring  Fund in respect of such  shares of the
Acquired Fund as provided above.

     Prior to the Closing Date, the Acquired Fund shall deliver to the Acquiring
Fund a list setting forth the assets to be assigned,  delivered and  transferred to the Acquiring Fund,  including the securities then owned by the Acquired Fund and the  respective  federal  income  tax bases (on an  identified  cost  basis)
thereof,  and the  liabilities  to be assumed by the Acquiring  Fund pursuant to this Plan.

     All of the Acquired Fund's  portfolio  securities shall be delivered by the
Acquired  Fund's  custodian  on the Closing  Date to the  Acquiring  Fund or its
custodian,  either  endorsed in proper form for transfer in such condition as to constitute good delivery  thereof in accordance with the practice of brokers or, if such  securities  are held in a securities  depository  within the meaning of
Rule 17f-4 under the Investment  Company Act of 1940,  transferred to an account in the name of the Acquiring  Fund or its custodian  with said  depository.  All cash to be  delivered  pursuant  to this  Plan  shall  be  transferred  from the
Acquired Fund's account at its custodian to the Acquiring  Fund's account at its custodian.  If on the  Closing  Date the  Acquired  Fund is  unable to make good delivery  to the  Acquiring  Fund's  custodian  of any  of the  Acquired  Fund's portfolio  securities because such securities have not yet been delivered to the
Acquired  Fund's  custodian  by its  brokers or by the  transfer  agent for such securities,  then the delivery requirement with respect to such securities shall be waived, and the Acquired Fund shall deliver to the Acquiring Fund's custodian on or by said Closing Date with respect to said undelivered  securities executed copies of an agreement of  assignment  in a form  satisfactory  to the Acquiring
Fund,  and a due bill or due  bills in form and  substance  satisfactory  to the custodian,  together with such other documents including brokers' confirmations, as may be reasonably required by the Acquiring Fund.

     This Plan may be abandoned and  terminated,  whether before or after action thereon by the shareholders of the Acquired Fund and  notwithstanding  favorable action  by such  shareholders,  if the  Board  of  Directors  believe  that  the consummation of the transactions contemplated hereunder would not be in the best interests of the  shareholders  of either Fund.  This Plan may be amended by the
Board of Directors at any time,  except that after approval by the  shareholders of the Acquired  Fund no amendment may be made with respect to the Plan which in the opinion of the Board of Directors materially adversely affects the interests of the shareholders of the Acquired Fund.

     Except as expressly provided otherwise in this Plan,  Principal  Management
Corporation  will pay or cause to be paid all  out-of-pocket  fees and  expenses incurred by the Acquired  Fund and the  Acquiring  Fund in  connection  with the transactions  contemplated  under  this Plan,  including,  but not  limited  to, accountants' fees, legal fees,  registration fees,  printing expenses,  transfer taxes (if any) and the fees of banks and transfer agents.

     IN WITNESS  WHEREOF,  each of the parties hereto has caused this Plan to be executed by its  President  or Vice  President  as of the ___ day of  _________,
2006.

PRINCIPAL INVESTORS FUND, INC.             PRINCIPAL INVESTORS FUND, INC.
on behalf of the following Acquired Fund:  on behalf of the following Acquiring Fund:
     Equity Income Fund                         Equity Income Fund I

By: ________________________________       By: ________________________________
       Ralph C. Eucher                            Michael J. Beer
       President                                  Executive Vice President

Principal Management  Corporation agrees to the provisions set forth in the last paragraph of this Plan.

PRINCIPAL MANAGEMENT CORPORATION

By:_________________________________
       Ralph C. Eucher
       President